SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of
      the Securities Exchange Act of 1934 (Amendment No.       )


Filed by the Registrant                      [ X ]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ]Preliminary Proxy Statement
[   ]Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ X ]Definitive Proxy Statement
[   ]Definitive Additional Materials
[   ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                   AMLI RESIDENTIAL PROPERTIES TRUST
            ----------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                              ----------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[ X ]No fee required.

[   ]$500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).

[   ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     1)    Title of each class of securities to which transaction applies:

     2)    Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)    Proposed maximum aggregate value of transaction:

     5)    Total fee paid:

           [   ] Fee paid previously with preliminary materials.
           [   ] Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                 1)   Amount Previously Paid:

                 2)   Form, Schedule or Registration Statement No.:

                 3)   Filing Party:

                 4)   Date Filed:

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  and
                            PROXY STATEMENT

                              ___________

                                                    March 24, 2004

Dear Shareholder:

     You are invited to attend our annual meeting of shareholders, which will be held on Monday, April 26, 2004, beginning at eleven o'clock a.m., Chicago time, at 111 West Monroe Street (37th floor), Chicago, Illinois.

     The formal notice of the annual meeting, and the proxy statement describing the matters on which you may vote, can be found on the following pages. A copy of our annual report on 2003 financial results is enclosed for your review. Also enclosed is a proxy card and a postage-paid return envelope.

     So that your shares will be voted at the meeting, please complete and sign the enclosed proxy card and return it in the enclosed envelope as promptly as possible. You are encouraged to specify your choices on the matters indicated. However, it is not necessary to specify your choice on a matter if you wish to vote in accordance with the recommendation of the Board of Trustees; in such event, merely executing and returning the proxy card will be sufficient.

     I hope that you will be able to attend the annual meeting. If you do, you may vote your shares in person even though you have returned a proxy.






                                  /S/ ALLAN J. SWEET
                                  ALLAN J. SWEET
                                  President

                   AMLI RESIDENTIAL PROPERTIES TRUST

                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606

                              ___________

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held April 26, 2004

                              ___________

     The 2004 annual meeting of shareholders of AMLI Residential
Properties Trust will be held at 111 West Monroe Street (37th floor), Chicago, Illinois on Monday, April 26, 2004, at eleven o'clock a.m., Chicago time, for the following purposes:

     1. To elect three Trustees to serve for a three year term and until their successors are elected and qualify; and

     2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

           To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Trustees has fixed the close of business on March 5, 2004 as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting.

                                  By Order of the Board of Trustees




                                  GREGORY T. MUTZ

                                  Chairman of the Board and
                                  Chief Executive Officer



Chicago, Illinois
March 24, 2004



     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO DO NOT INTEND TO BE PRESENT AT THE MEETING IN PERSON ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND TO RETURN IT IN THE ACCOMPANYING ENVELOPE IN ORDER THAT THE NECESSARY QUORUM MAY BE ASSURED. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE MEETING.

PROXY                                                             PROXY



                   AMLI RESIDENTIAL PROPERTIES TRUST


   This Proxy is Solicited by and on Behalf of the Board of Trustees
                    Annual Meeting of Shareholders
                       To Be Held April 26, 2004



     The undersigned hereby appoints each of John E. Allen, Gregory T. Mutz, Allan J. Sweet, and Philip N. Tague with full power of substitution, to represent the undersigned at the annual meeting of shareholders of AMLI Residential Properties Trust to be held on April 26, 2004, and at any adjournments or postponements thereof, and to cast at such meeting the votes that the undersigned would be entitled to cast if present at such meeting, in accordance with the following instructions. If no instructions are indicated, the shares represented by this Proxy will be voted FOR
Items 1 and 2 on the reverse hereof.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.



       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE.



           (Continued and to be signed on the reverse side.)

                              PROXY CARD

                   AMLI RESIDENTIAL PROPERTIES TRUST
           PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                      USING DARK INK ONLY. [ X ]

1.   ELECTION OF TRUSTEES:
     Nominees:  John E. Allen, Adam S. Metz, Philip N. Tague,

                                                    For All (Except
                                                    Nominee(s) whose
     _________________________    FOR  WITHHOLD     name(s) appear
                                  All    All        below)
                                  [  ]   [  ]           [  ]


2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004.

                                  FOR  AGAINST      ABSTAIN
                                  [  ]   [  ]        [  ]


     Such other business that may properly come before the meeting or any adjournment thereof.


Trustees recommend:  a FOR Vote on Proposals 1 and 2

                 Dated:     ______________________________, 2004


           Signature:       ________________________________________


           Signature, if jointly held_______________________________


           NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.



                        YOUR VOTE IS IMPORTANT!

       PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                      USING THE ENCLOSED ENVELOPE

                               CONTENTS
                               --------

                                                                Page
                                                                ----

     .     Introduction . . . . . . . . . . . . . . . . . . . .    1

     .     Annual Report. . . . . . . . . . . . . . . . . . . .    1

     .     Voting of Proxies. . . . . . . . . . . . . . . . . .    1

     .     Proposal 1 - Election of Trustees. . . . . . . . . .    2

     .     Management . . . . . . . . . . . . . . . . . . . . .    3

     .     Board Committees and Meetings. . . . . . . . . . . .    8

     .     Report of the Audit Committee. . . . . . . . . . . .    9

     .     Summary Compensation Table . . . . . . . . . . . . .   10

     .     Option Grants. . . . . . . . . . . . . . . . . . . .   13

     .     Aggregated Option Exercises in 2003 and
           Year-End Option Values . . . . . . . . . . . . . . .   13

     .     Long-term Incentive Plan Awards and Payouts. . . . .   14

     .     Equity Compensation Table. . . . . . . . . . . . . .   14

     .     Option Plan. . . . . . . . . . . . . . . . . . . . .   14

     .     Restricted Share Plan. . . . . . . . . . . . . . . .   15

     .     Performance Incentive Plan . . . . . . . . . . . . .   16

     .     Executive Share Purchase Plan. . . . . . . . . . . .   16

     .     Senior Officer Loan Share Purchase Program . . . . .   17

     .     Incentive Compensation . . . . . . . . . . . . . . .   18

     .     Retirement Savings Plan. . . . . . . . . . . . . . .   18

     .     Compensation of Trustees . . . . . . . . . . . . . .   18

     .     Non-Competition Agreements, Employment
           Agreements, and Termination of Employment. . . . . .   19

     .     Compensation Committee Interlocks and
           Insider Participation. . . . . . . . . . . . . . . .   19

     .     Executive Compensation Committee
           Report on Executive Compensation . . . . . . . . . .   19

     .     Nominating and Governance Committee. . . . . . . . .   21

     .     Communicating with the Board . . . . . . . . . . . .   23

     .     Attendance by Members of the Board of Trustees
           at the Annual Meeting of Shareholders. . . . . . . .   24

     .     Performance Graph. . . . . . . . . . . . . . . . . .   24

     .     Certain Relationships and
           Related Transactions . . . . . . . . . . . . . . . .   25

                                                                Page
                                                                ----

     .     Relationships with Independent Accountants . . . . .   26

     .     Security Ownership of Certain
           Beneficial Owners and Management . . . . . . . . . .   27

     .     Section 16(a) Beneficial Ownership
           Reporting Compliance . . . . . . . . . . . . . . . .   29

     .     Proposal 2 - Ratification of Appointment
           of Independent Auditors. . . . . . . . . . . . . . .   30

     .     Shareholder Proposals. . . . . . . . . . . . . . . .   30

     .     Proxy Solicitation Expense . . . . . . . . . . . . .   30

                   AMLI RESIDENTIAL PROPERTIES TRUST
                  125 South Wacker Drive, Suite 3100
                        Chicago, Illinois 60606
                              ___________

                            PROXY STATEMENT
                              ___________

                    Annual Meeting of Shareholders
                   To Be Held Monday, April 26, 2004

                             INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Trustees (the "Board") of AMLI Residential Properties Trust, a Maryland real estate investment trust ("AMLI"), for use at the annual meeting of AMLI's shareholders to be held on Monday, April 26, 2004, at 111 West Monroe Street (37th floor), Chicago, Illinois, at eleven o'clock a.m., Chicago time, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

     This Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about March 24, 2004.

                             ANNUAL REPORT

     AMLI's Annual Report for the year ended December 31, 2003, including a copy of AMLI's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, is being mailed together with this Proxy Statement to each of AMLI's shareholders of record at the close of business on March 5, 2004 (the "Record Date"). Alternatively, AMLI's Annual Report on Form 10-K may be accessed on-line through AMLI's website www.amli.com.

                           VOTING OF PROXIES

     Only shareholders of record of AMLI's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each Common Share is entitled to one vote on all matters voted upon by shareholders. There were 21,694,273 Common Shares outstanding on the Record Date. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

     Each valid proxy returned to AMLI will be voted at the Annual Meeting as indicated on the proxy or, if no indication is made with respect to a proposal, in favor of such proposal in accordance with the recommendations of the Board set forth in this Proxy Statement. AMLI knows of no matters to be presented at the Annual Meeting other than the proposals referred to on the proxy card and described in this Proxy Statement. However, if any other matters are properly presented at the Annual Meeting, the persons named on the enclosed proxy intend to vote the Common Shares represented by them pursuant to the discretionary authority granted them in the proxy.

     Any person submitting a proxy may revoke it at any time before it is exercised by so notifying AMLI in writing or by delivering a duly executed proxy bearing a later date to the Secretary of AMLI. In addition, persons submitting proxies may elect to vote their shares in person at the Annual Meeting, although mere attendance at the Annual Meeting will not serve to revoke a proxy.




                              PROPOSAL 1
                         ELECTION OF TRUSTEES


     Three Trustees, constituting all Class I Trustees, are to be elected at the Annual Meeting. The Class I Trustees will serve for a three-year term until AMLI's annual meeting of shareholders in 2007 and until their respective successors are elected and qualify, or until earlier death, resignation or removal. Assuming the presence of a quorum, Trustees will be elected by a plurality of the votes cast at the Annual Meeting. There is no cumulative voting for Trustees. For purposes of the election of Trustees, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     The Board of Trustees has nominated three members of the class of Trustees whose terms are expiring in 2004 to serve for new terms. Each valid proxy returned to the Company will be voted at the Annual Meeting for the three nominees listed below, unless the proxy specifies otherwise.
Each of the nominees listed below is a member of the present Board. Biographical information for each of the nominees is set forth under the caption "Management."

                               NOMINEES

                             John E. Allen
                             Adam S. Metz
                            Philip N. Tague




     If any nominee should unexpectedly become unavailable for service, proxies will be voted for another person selected by the Board, unless the proxy specifies otherwise.




                              MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to AMLI's Trustees and executive officers. AMLI has a nine-member Board of Trustees. The Board of Trustees has determined that a majority (presently five Trustees) are not affiliated with AMLI Realty Co. and its affiliates and successors and are independent as determined by the New York Stock Exchange (each an "Independent Trustee"). The basis for determination of the independence of each Independent Trustee has been specific inquiry and Board consideration of the responses thereto. Except for the existence of an unrelated business relationship between two of the Independent Trustees, which the Board believes is not relevant to the determination, there is no circumstance or fact known by the Board which causes it to believe that the Independent Trustees are not, in fact, independent. Messrs. Mutz, Allen and Sweet have been Trustees since the organization of the Company.
Messrs. Heilweil, McConahey and Schreiber have been Trustees since
February 28, 1994.  Mr. Tague and Ms. Gates have been Trustees since
March 14, 1995. Mr. Metz was appointed Trustee effective January 1, 2003 and elected for a one-year term on April 28, 2003. Each of the other individuals named below as an executive officer of the Company accepted his or her position upon formation of the Company, except Messrs. Tague and Kraft, who accepted their positions in September 1994; Mr. Chapman, who accepted his positions in December 1997; Mr. Small, who accepted his position in January 2002; and Mr. Hallsey who accepted his position in July 2003. As of March 1, 2004 Mr. Allen is the only AMLI officer holding any
position with AMLI Realty Co. and its affiliates.   Mr. Allen plans to
retain his position as President of AMLI Realty Co. and its affiliates through 2004.

     Mr. Sweet and Mr. Tague shared the responsibilities of the Chief Executive Officer from January 1, 1999 until February 2, 2004, on which date Mr. Mutz re-assumed the responsibility he had as Chief Executive Officer from AMLI's inception through 1998. Mr. Sweet and Mr. Tague continue in their prior roles as President and Executive Vice President, respectively. Mr. Allen no longer devotes a majority of his business time to AMLI activities. Mr. Tague has been a full-time employee of the Company since 1997.

NAME                  AGE   POSITION
----                  ---   --------
Gregory T. Mutz        58   Chairman of the Board
                            and, as of February 2, 2004, CEO
                            (term will expire in 2005)
John E. Allen          67   Vice-Chairman of the Board
                            (term would expire in 2004)
Allan J. Sweet         56   President (Co-CEO until February 2, 2004)
                            and Trustee
                            (term will expire in 2006)
Philip N. Tague        55   Executive Vice President
                            (Co-CEO until February 2, 2004)
                            and Trustee
                            (term would expire in 2004)
Laura D. Gates*        53   Trustee (term will expire in 2005)
Marc S. Heilweil*      58   Trustee (term will expire in 2005)
Stephen G. McConahey*  60   Trustee (term will expire in 2006)
Adam S. Metz*          42   Trustee (term would expire in 2004)
John G. Schreiber*     57   Trustee (term will expire in 2006)
Robert J. Chapman      56   Executive Vice President/Chief Financial
                            Officer
Steven F. Hallsey      50   Executive Vice President - Property
                            Management
Stephen C. Ross        46   Executive Vice President - Development
Steven L. Small        48   Executive Vice President/Chief Information
                            Officer
Charles C. Kraft       56   Senior Vice President and Treasurer/
                            Principal Accounting Officer




____________________

     *     Independent Trustee.


     The following is a biographical summary of the experience of AMLI's Trustees and executive officers and certain other significant employees:

     Gregory T. Mutz. Mr. Mutz is Chairman of the Board (and, effective February 2, 2004, Chief Executive Officer) of AMLI, a successor company to AMLI Realty Co., which he co-founded in 1980. Mr. Mutz is a Director of the ABN-AMRO Alleghany Family of Mutual Funds. Mr. Mutz had been CEO of AMLI until November 1998 and thereafter co-CEO of AMLI until January 1, 2002. From November 1998 until June 30, 2003 Mr. Mutz was President and CEO of UICI, a diversified Dallas-based insurance and financial services company which is the parent company of AMLI Realty Co., and was Vice Chairman of the Board of UICI during the six months ended December 31, 2003. Prior to founding AMLI, Mr. Mutz was an officer with White, Weld & Co., Incorporated, a New York investment-banking firm (1976-1978) and was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw LLP (1973-
1976). He received a B.A. from DePauw University in 1967 and a J.D. from the University of Michigan Law School in 1973. Mr. Mutz served as an infantry lieutenant in Vietnam from 1968 to 1969.

     John E. Allen. Mr. Allen is Vice-Chairman of AMLI's Board and President and a Director of AMLI Realty Co., which he co-founded in 1980. Prior to co-founding AMLI Realty Co., he was a partner at the Chicago law firm of Mayer, Brown, Rowe & Maw LLP, with which he had been associated since 1964. Mr. Allen received a B.S. in Business from Indiana University in 1961 and a J.D. from the Indiana University School of Law in 1964.

     Allan J. Sweet. Mr. Sweet is AMLI's President and, with Mr. Tague, had been AMLI's Co-CEO from January 1, 1999 until February 2, 2004. He has been associated with AMLI since its inception and, prior to that time, with AMLI Realty Co. since 1985. Prior to joining AMLI Realty Co., Mr. Sweet was a Partner in the Chicago law firm of Schiff Hardin & Waite, with which he had been associated since 1978. He received a B.B.A. from the University of Michigan in 1968 and a J.D. from the University of Michigan Law School in 1973. From 1980 to 1983, Mr. Sweet was a trustee of American Equity Investment Trust, an over-the-counter equity REIT. He is a Director of the National Multifamily Housing Council, serves on the Board of Directors of the Association of Foreign Investors in Real Estate, and is a member of the Pension Real Estate Association and NAREIT.

     Philip N. Tague. Mr. Tague is AMLI's Executive Vice President and, with Mr. Sweet, had been AMLI's Co-CEO from January 1, 1999 through February 2, 2004. He has been associated with the Company since its inception and with AMLI Realty Co. since 1981. Prior to joining AMLI Realty Co., Mr. Tague was associated with the Chicago law firm of Mayer, Brown, Rowe & Maw LLP (1977-1981). He received a B.A. from Northwestern University in 1971 and a J.D. from Ohio State University College of Law in 1977. He is an officer and/or member of a number of industry groups including the Atlanta Apartment Association, the Georgia Apartment Association, ULI, NAIOP, REIAC, CORE NET and the National Multifamily Housing Council.

     Laura D. Gates. Ms. Gates is an Independent Consultant since 2000. From 1994 to 2000 she was Vice President for Museum Affairs and later Vice President, International at the Field Museum of Natural History in Chicago.

Prior thereto she was a principal of McKinsey & Company, Inc. from 1986 to 1993 and an Associate in that firm from 1980 to 1985. Ms. Gates received a B.A. from Wellesley College in 1972 and an M.B.A. from the Harvard University Graduate School of Business Administration in 1976.





     Marc S. Heilweil. Mr. Heilweil has been President of Spectrum Advisory Services, Inc., an investment counseling company based in Atlanta, Georgia since 1991. He is also the portfolio manager of Marathon Value Portfolio, an equity mutual fund registered under the Investment Company Act of 1940. Previously, he was President of Heilweil Hollander
Jacobs, Inc. from 1986 to 1991 and worked as an investment counselor from 1977 to 1986. Mr. Heilweil practiced law from 1974 to 1977. Mr. Heilweil received a B.A. from Yale University in 1967 and a J.D. from Yale University Law School in 1974.

     Stephen G. McConahey. Mr. McConahey is currently Chairman of SGM Family Properties, LLC, a private investment company. Until October 1999, Mr. McConahey held the position of President and Chief Operating Officer of EVEREN Securities, Inc. and EVEREN Capital Corporation, where he was responsible for the day to day operations of the firm, chaired the operating committee and served as a member of the board of directors. EVEREN was purchased by First Union Corporation in October 1999. Prior to EVEREN, Mr. McConahey was Senior Vice President of corporate and international development at Kemper Corporation and Executive Vice President at Kemper Financial Services. Prior to Kemper, Mr. McConahey was Chairman and Chief Executive Officer of Boettcher and Company, a regional securities brokerage firm headquartered in Denver, Colorado. Mr. McConahey received his bachelor's degree from the University of Wisconsin and MBA from the Harvard University Graduate School of Business Administration. Earlier in his career, Mr. McConahey received a White House Fellowship and subsequently served as Special Assistant to President Gerald Ford. Prior to his fellowship, Mr. McConahey was with the consulting firm of McKinsey and Company.

     Adam S. Metz.  Mr. Metz is a founding partner of Polaris Capital,
LLC, a real estate consulting and investment firm. Prior to founding Polaris, Mr. Metz was Executive Vice President and Chief Investment Officer of Rodamco, North America from 2000-2002, and was Executive Vice President and Chief Financial Officer and then President of Urban Shopping Centers (1993-2000), a NYSE listed real estate investment trust purchased by Rodamco in 2000. Mr. Metz was a Vice President in the Capital Markets Group of JMB Realty Corp. from 1987 to 1993, and was a Corporate Lending Officer in the Commercial Real Estate Lending Group of The First National Bank of Chicago from 1983 to 1987. Mr. Metz holds an undergraduate degree from Cornell University and a Masters of Management Degree from Northwestern University.

     John G. Schreiber. Mr. Schreiber is President of Centaur Capital Partners, Inc., a family investment firm. He is also Co-Founder and Partner of Blackstone Real Estate Advisors, L.P., which manages large real estate private equity funds. Mr. Schreiber is a Director of The Rouse Company, as well as a number of mutual funds advised by T. Rowe Price Associates, Inc. Mr. Schreiber is also a Director of The Brickman Group, Ltd., and JMB Realty Corporation and a number of its affiliates. Prior to his retirement as an officer of JMB Realty Corporation in 1990, Mr. Schreiber was Chairman of JMB/Urban Development Co. and an Executive Vice President of JMB Realty Corporation. Mr. Schreiber received a B.B.A. from Loyola University in Chicago in 1968 and an M.B.A. from Harvard University Graduate School of Business in 1970.





     Robert J. Chapman. Mr. Chapman is AMLI's Executive Vice President and Chief Financial Officer. Mr. Chapman joined AMLI in December of 1997. Previously, Mr. Chapman was Managing Director of Heitman Capital Management Corporation (1994-97), Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation (1994) and Managing Director and Chief Financial Officer of JMB Realty Corporation (1976-94). He was also associated with KPMG LLP (1972-76). Mr. Chapman received a B.B.A. in 1970 and an M.B.A. in 1971 from the University of Cincinnati and is a CPA. Mr. Chapman is or has been a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, the Real Estate Investment Advisory Council, the Pension Real Estate Association, the Urban Land Institute, the International Council of Shopping Centers, The American Institute of Certified Public Accountants and the Illinois CPA Society. In addition to having been a National Association of Securities Dealers registered representative, he served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati.

     Steven F. Hallsey. Mr. Hallsey is Executive Vice President of AMLI and Chairman of the Board and Chief Executive Officer of AMLI Management Company, a subsidiary of AMLI Residential which provides property management, leasing and corporate homes services to the AMLI portfolio.
Mr. Hallsey also serves as Executive Vice President of AMLI Residential. Prior to joining AMLI, Mr. Hallsey was associated with Charles E. Smith Residential, a division of Archstone-Smith Trust, as Executive Vice President (2001-2003). His responsibilities included managing a 25,000-unit apartment portfolio in five major markets. Prior to that, Mr. Hallsey was Senior Vice President of Asset Management at Glenborough Realty Trust (1998-2001); President and COO of Western National Group (1995-1998); President of Harbor Group International (1994-1995); Senior Vice President at Balcor-American Express (1990-1994) and Senior Executive Vice President at Clark Financial Corporation (1983-1990).

     Stephen C. Ross. Mr. Ross is Executive Vice President - Development of AMLI and has been with AMLI since its inception; prior thereto he was with AMLI Realty Co. since 1989. Mr. Ross is responsible for development activities in Chicago and other regions and for coordinating efforts nationally to minimize real estate tax assessments. Prior to joining AMLI Realty Co., he was associated with JMB Realty Corporation in Chicago and New York City where he had certain portfolio management and acquisition responsibilities. Mr. Ross received a B.S. from the University of Rochester in 1978 and an M.B.A. from the University of Chicago in 1981. He is a member of the Urban Land Institute and was a founding Director of the Central Region of REIAC.

     Steven L. Small. Mr. Small is AMLI's Executive Vice President and Chief Information Officer. Mr. Small joined AMLI in September 2000 and is responsible for AMLI's technology infrastructure including its wide area network, ERP financial and reporting systems, and technical support operations. Prior to joining AMLI, he owned a company that designed and installed voter registration databases for large municipalities such as Chicago and Phoenix. Mr. Small graduated from the University of Illinois in 1977 with a Bachelor of Science Degree in Computer Engineering.

     Mark T. Alfieri. Mr. Alfieri is AMLI's Senior Vice President of Acquisitions. Prior to joining AMLI in 1999, he was a Vice President with FultsOncor Investment Services (1997-1999) who specialized in the sale of office, industrial and multifamily properties to real estate investors. He was President and Founder of Revest Group, Inc. (1992-1997), an asset management company, and Vice President with Performance Properties Corporation (1987-1991). Mr. Alfieri holds a B.B.A. in Marketing from Texas A&M University. He is a licensed real estate broker in Texas.





     Peggy D. Butterworth. Ms. Butterworth is Executive Vice President of AMLI Management Company. Prior to joining AMLI in 1994, she had been associated with AMLI Realty Co. since 1988. Prior to joining AMLI Realty Co., she was Divisional Vice President for the Trammell Crow Company (1979-
1988). Ms. Butterworth attended the Virginia Polytechnic Institute and State University.

     Mark T. Evans. Mr. Evans is President of AMLI Residential Construction LLC. He has overall responsibility for the allocation of personnel, resources and systems relating to the Company's multifamily land development and construction activities and is actively involved in the planning, development and product selection for the Company's communities. Joining the Company in 1994, Mr. Evans was previously associated with Peachtree Residential Properties as Director of Purchasing (1992-1994); Roberts Properties (1990-1992); Grove Construction (1986-1990); and AMLI Realty Co. (1983-1986). Mr. Evans graduated from the University of Florida in 1982.

     Charles C. Kraft. Mr. Kraft is AMLI's Senior Vice President, Treasurer, and Principal Accounting Officer and had been associated with AMLI Realty Co. from 1983 through 1996. Mr. Kraft is responsible for financial reporting, tax planning, treasury and cash management operations.

Prior to joining AMLI Realty Co., he was associated with the Chicago office of KPMG LLP (1968-1982) in that firm's national real estate practice. Mr. Kraft received an A.B. from Wabash College in 1968. He is a past Director of the Chicago Board of Realtors and is a CPA. Mr. Kraft is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Rosita A. Lina. Ms. Lina is AMLI's Senior Vice President and Controller. Prior to joining AMLI in 1994, she had been associated with AMLI Realty Co. since 1985. Ms. Lina is responsible for the Company's accounting operations. Prior to joining AMLI Realty Co., she was Accounting Manager for four years with Urban Investment and Development Co. in Chicago, Illinois. Ms. Lina received a B.B.A. from the University of the East in Manila, Philippines in 1965 and is a CPA. She is a member of The American Institute of Certified Public Accountants and the Illinois CPA Society.

     Porter Lummus. Mr. Lummus joined AMLI in 2003 as Vice President of Acquisitions. Prior to joining AMLI, he was Vice President and National Director of Acquisitions for Pritzker Residential since August 1998. Mr. Lummus received his MBA from Georgia State University and a BBA from the University of Georgia. He served as a member of the Board of Directors of the National Multi-Housing Council from 2000 to 2003. Additionally, he holds the CCIM designation from the National Association of Realtors and is a licensed broker in the state of Georgia.

     Gregory A. O'Berry. Mr. O'Berry is President of AMLI Management Company and has been with the Company since April 1995. He is responsible for asset management of the Company's multifamily investments, as well as for the operations of AMLI Corporate Homes. He was previously associated with Lincoln Property Company (1985-1995), most recently as Vice President
- Finance and Administration (Midwest) in Chicago, Illinois. Mr. O'Berry received a B.S. in Accounting from the University of Illinois in 1982 and is a CPA. He is past President and is currently a member of the Board of Directors and the Executive Committee of the Chicagoland Apartment Association.

     Fred N. Shapiro.  Mr. Shapiro is Senior Vice President of
Acquisitions for AMLI. Prior to joining the Company in 1994, he had been associated with AMLI Realty Co. since 1984. He is responsible for acquisition efforts in the Midwest. Mr. Shapiro received a B.A. from New York University in 1971 and a J.D. from John Marshall Law School in 1978.




BOARD COMMITTEES AND MEETINGS

     AMLI has standing Audit, Executive Compensation, and Nominating & Governance Committees of the Board. Each such Committee has a written charter which is available on AMLI's website at www.amli.com.

     Messrs. Metz (Chairman), Heilweil and McConahey constitute the Audit Committee. The Board has determined that Mr. Metz is the Audit Committee "Financial Expert" within the meaning of that term as described in Item 401 of Regulation S-K. Each member of the Audit Committee is an independent Trustee. The Audit Committee is responsible for the engagement of independent public accountants. The Audit Committee reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of and pre-approves audit and non-audit services, including fees, reviews AMLI's internal audit function, and reviews the adequacy of AMLI's internal accounting controls. The Audit Committee met eight times during the year 2003 and met once each in February and March 2004 to carry out its responsibilities as detailed in its charter which was adopted on May 1, 2000, and which was amended in 2003 to reflect expanded responsibilities undertaken by the Audit Committee in 2003.

     Messrs. Schreiber (Chairman) and McConahey, and Ms. Gates constitute the Executive Compensation Committee. Each member of the Executive Compensation Committee is a "disinterested person" within the meaning of former Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all members of the Executive Compensation Committee are Independent Trustees. The Executive Compensation Committee determines the compensation of AMLI's four officers who are also Trustees and the Chief Financial Officer, and administers AMLI's option plan, performance incentive plan, executive share purchase plan, restricted share plan, forgivable loan plan and certain other employee benefit plans. See "Option Plan," "Performance Incentive Plan," "Executive Share Purchase Plan," "Restricted Share Plan," "Incentive Compensation," "Retirement Savings Plan," "Non-Competition Agreements, Employment Agreements, and Termination of Employment," and "Executive Compensation Committee Report on Executive Compensation" below. The Executive Compensation Committee met six times in 2003, and three times in January and February 2004 regarding compensation matters for 2003.

     Ms. Gates (Chairman) and Messrs. Heilweil and Schreiber constitute the Nominating & Governance Committee. Each member of the Nominating & Governance Committee is an Independent Trustee. This committee was formed late in 2002 to identify individuals qualified to become Board members, and to recommend that the Board select the trustee nominees to be voted on at the annual meetings of shareholders; to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company; and to review any plan of succession for the position of Chief Executive Officer. The Nominating & Governance Committee met once in October 2003, and again in January 2004.

     Five meetings of the full Board were held in 2003. Each Trustee who held such position in 2003 attended at least 75% in the aggregate of all meetings of the Board and any committee on which such Trustee served.






REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed with management and with AMLI's independent auditors AMLI's audited financial statements for the year ended December 31, 2003. These discussions included matters required to be discussed by the Statements on Auditing Standards No. 61, which include, among other things, (1) methods used to account for significant or unusual transactions; (2) the effect of significant accounting policies in emerging areas for which there is a lack of authoritative guidance; (3) the process used by management in formulating sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from our independent auditors, KPMG LLP, as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors the issue of their independence from the Company. The Audit Committee has considered whether the provision of non-audit services by KPMG LLP to the Company for the fiscal year ended December 31, 2003, as described in this Proxy Statement under "Relationship with Independent Accountants," is compatible with maintaining KPMG LLP's independence.

     Based on its review of the audited financial statements and discussions related thereto, the Audit Committee has recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


                        Adam S. Metz, Chairman
                           Marc S. Heilweil
                         Stephen G. McConahey





                                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding the compensation of Messrs. Sweet and Tague, the Co-CEOs of the Company, and the Company's four other most highly compensated executive officers during 2003,
2002 and 2001.  The table includes compensation from all sources for services rendered to the Company and its subsidiaries during these years.

                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                   SALARY     BONUS    COMPENSATION    AWARDS     OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION   YEAR   ($)        ($)        ($) (1)      ($)(2)     (NUMBER)    ($) (3)   ($) (4)
------------------   ----  -------  ---------  ------------  ----------  ----------   ------- ------------
Allan J. Sweet
 President,
 Co-CEO, and
 Trustee (5). . . .  2003  $300,000  $199,500      $147,105     107,200        --         --       $12,738
                     2002  $285,000  $169,500      $ 29,945        --        60,000   $ 72,965     $ 9,823
                     2001  $285,000      --        $  9,958        --        60,000   $ 51,080     $20,413

Philip N. Tague
 Executive Vice
 President,
 Co-CEO, and
 Trustee (5). . . .  2003  $300,000  $199,500      $144,841     107,200        --         --       $12,738
                     2002  $285,000  $169,500      $ 12,535        --        60,000   $ 72,965     $ 9,810
                     2001  $285,000      --        $ 14,998        --        60,000   $ 51,080     $20,384

Robert J. Chapman
 Executive Vice
 President -
 Chief Financial
 Officer. . . . . .  2003  $262,500  $ 99,750      $ 45,474      88,440        --         --       $ 9,993
                     2002  $250,000  $ 84,750      $ 26,255        --        40,000       --       $ 7,583
                     2001  $250,000      --        $  8,300        --        40,000       --       $10,196

Stephen Hallsey
 Executive Vice
 President -
 Property
 Management (5) . .  2003  $112,500  $ 40,000      $  4,320     120,600        --         --       $20,000





                                   ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                          --------------------------------- ----------------------------------
                                                                     AWARDS           PAYOUTS
                                                            -----------------------   -------
                                                  OTHER      RESTRICTED  SECURITIES
                                                  ANNUAL       SHARE     UNDERLYING    LTIP    ALL OTHER
NAME AND                   SALARY     BONUS    COMPENSATION   AWARD(S)    OPTIONS     PAYOUTS COMPENSATION
PRINCIPAL POSITION   YEAR   ($)        ($)        ($) (1)      ($)(2)     (NUMBER)    ($) (3)   ($) (4)
------------------   ----  -------  ---------  ------------  ----------  ----------   ------- ------------

Stephen C. Ross
 Executive Vice
 President -
 Development. . . .  2003  $235,000   $15,000       $22,957      69,680        --         --       $ 8,733
                     2002  $232,500   $10,000       $ 7,103        --        20,000   $ 51,075     $ 7,051
                     2001  $228,000   $ 6,800          --          --        20,000   $ 39,906     $13,879

Brian K. Cranor
 Executive Vice
 President -
 Capital Markets
 (5). . . . . . . .  2003  $226,500   $15,000       $22,953      69,680        --         --       $ 9,475
                     2002  $220,000   $10,000       $ 7,103        --        20,000       --       $ 7,583
                     2001  $213,000   $10,000          --          --        20,000       --       $ 9,904


(1)    During 2003 AMLI paid $90,000 in compensation to each of Mr. Sweet and Mr. Tague in full satisfaction of
       AMLI's obligations regarding its pre-existing split dollar life insurance policies covering the lives of
       Mr. Sweet and Mr. Tague.  The Company pays the cost of personal income tax preparation services for
       Mr. Sweet ($2,264, $2,413 and $1,672 in 2003, 2002 and 2001, respectively) and for Mr. Chapman ($3,000,
       $2,900 and $2,500 in 2003, 2002 and 2001, respectively).  Compensation based on the 15% discount under the
       Executive Share Purchase Plan was as follows:

                                                      2003            2002           2001
                                                     -------        -------        -------
       Mr. Sweet                                     $14,999         14,997          8,286
       Mr. Tague                                      14,999           --           14,998
       Mr. Chapman                                    15,000         14,998          5,800

       During 2003 and 2002, compensation resulting from scheduled forgiveness of loans was as follows:

                                                      2003            2002
                                                     -------        -------
       Mr. Sweet                                     $34,082         12,535
       Mr. Tague                                      34,082         12,535
       Mr. Chapman                                    22,722          8,357
       Mr. Ross                                       19,213          7,103
       Mr. Cranor                                     19,209          7,103




       During 2003 cash compensation resulting from distribution equivalents paid on restricted shares was as follows:

       Mr. Sweet                                     $ 5,760
       Mr. Tague                                       5,760
       Mr. Chapman                                     4,752
       Mr. Hallsey                                     4,320
       Mr. Ross                                        3,744
       Mr. Cranor                                      3,744

(2)    The restricted shares awarded during 2003 were the initial award and represent the total number of restricted shares held at December 31, 2003.  The values in the table are based on AMLI's closing share value on December 31, 2003 ($26.80).  Restricted shares vest one-third at the beginning of each of the third, fourth and fifth years following the date of each award.

       On February 2, 2004 the Board of Trustees approved an additional award of restricted shares as follows:
       8,000 restricted shares each to Mr. Sweet and Mr. Tague, 6,000 restricted shares to Mr. Chapman, 2,500 restricted shares to Mr. Hallsey, and 4,000 restricted shares each to Mr. Ross and Mr. Cranor.

(3)    LTIP Payouts include amounts earned as distribution equivalents and reported as "all other compensation"
       in previous periods.  In January 2004 AMLI paid $107,632 and $118,228 to Mr. Ross and Mr. Cranor, respectively, to terminate their participation in AMLI's Performance Incentive Plan ("PIP").

(4)    The employer contributions by the Company under the Retirement Savings Plan for Messrs. Sweet, Tague,
       Chapman, Ross and Cranor were $1,000 each in 2003, 2002 and 2001.  See "Retirement Savings Plan" below.
       The Company paid an annual premium each year ($199 in 2003) to provide long-term disability and $50,000 of group term life and Accidental Death insurance for each of the named executive officers. During 2003, 2002 and 2001, Messrs. Sweet and Tague were each credited with $11,539, $8,512 and $18,936, respectively; Mr.
       Chapman was credited with $8,794, $6,384 and $9,100, respectively; Mr. Ross was credited with $7,534,
       $5,852 and $12,783, respectively; and Mr. Cranor was credited with $8,276, $6,384 and $8,808, respectively, in Performance Units (as defined under "Performance Incentive Plan" below) as distribution equivalents corresponding to the amount of distributions made on the number of units of limited partnership interest ("Units") in AMLI Residential Properties, L.P. (the "Operating Partnership")
       underlying the Performance Units respectively held by each of them.  See "Long-Term Incentive Plan Awards"
       and "Performance Incentive Plan" below.  During 2002 and 2001, Mr. Sweet received $112 and $381, respectively, and Mr. Tague received $99 and $352, respectively, in taxable income relating to split dollar life insurance policies maintained jointly by the Company and these officers. Mr. Hallsey was paid a $20,000 moving allowance following commencement of his employment in July 2003.

(5)    On February 2, 2004 Gregory T. Mutz succeeded Messrs. Sweet and Tague as CEO.

       Mr. Hallsey commenced employment on July 1, 2003; the amount reported as 2003 salary for Mr. Hallsey is based on an annual rate of $225,000 for 2003.

       Mr. Cranor ceased employment and resigned all positions with AMLI effective March 1, 2004.








OPTION GRANTS

     During 2003 no Options were granted to any named executive officers or any key employees and officers of the
Company and its subsidiaries.


AGGREGATED OPTION EXERCISES IN 2003 AND YEAR-END OPTION VALUES

     The following table sets forth certain information concerning exercises of options during 2003 by each of the executive officers named in the summary compensation table above and the year-end value of unexercised options owned by such executive officers.


                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                         SECURITIES                   UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON     VALUE         OPTIONS AT YEAR-END            YEAR-END (3) ($)
                          EXERCISE      REALIZED   --------------------------- ---------------------------
NAME                     (NUMBER)(1)     ($)(2)     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----                     -----------    --------    -----------  -------------  -----------  -------------

Allan J. Sweet               45,861     $466,301        94,666         202,334    $476,973       $903,139
Philip N. Tague              14,432     $397,988       134,666         202,334    $622,099       $903,139
Robert J. Chapman             1,633     $ 42,891        73,167         145,333    $368,558       $646,396
Steve Hallsey                  0        $   0             0               0       $   0          $   0
Stephen C. Ross              17,748     $103,149        73,167          68,667    $313,920       $303,155
Brian K. Cranor              31,761     $190,962          0             68,667    $   0          $303,155

___________

 (1) Shown net of shares deemed tendered upon "seasoned share" exercises.

 (2) Computed as the number of options exercised multiplied by the difference between fair value per share at date of exercise and the exercise price per share.

 (3) Calculated based on the year-end share value of $26.80 per share.





LONG-TERM INCENTIVE PLAN AWARDS AND PAYOUTS

     From 1995 to 2001, 116,200 Performance Units (as defined under "Performance Incentive Plan" below), of which 16,000 original Performance Units remain outstanding as of March 1, 2004, were awarded to key employees and officers of the Operating Partnership and the Service Companies pursuant to the Company's performance incentive plan. In February 2002, Messrs. Sweet and Tague each received cash compensation payments of $72,965 and Mr. Ross received a cash compensation payment of $51,075, in full satisfaction of the Performance Units these officers had been awarded in 1997.


EQUITY COMPENSATION TABLE

     The following summarizes as of December 31, 2003 AMLI's equity compensation plans, all of which have been approved by shareholders:

                                                            (c)
                                                         Number of
                                                        securities
                                                         remaining
                      (a)                                available
                   Number of                            for future
                 securities to           (b)          issuance under
                be issued upon    Weighted-average      equity com-
                 exercise of       exercise price     pensation plans
                  outstanding      of outstanding    (excluding secur-
               options, warrants  options, warrants   ities reflected
                  and rights         and rights       in column (a))
               -----------------  -----------------  -----------------

Option Plan        1,888,576           $22.10           1,145,999

Restricted
  Share Plan          46,900              --              213,100

Trustee Share
  Acquisition Plan      0                 --               23,571

Executive Share
  Purchase Plan         0                 --              371,954

     Option exercises in 2004 have reduced the number of securities to be issued under the Option Plan to 1,546,130. The February 2, 2004 award of 76,050 restricted shares has increased the number of shares to be issued under the Restricted Plan from 46,900 to 122,950.

     Each of AMLI's equity compensation plans is described in detail in the paragraphs which follow.


OPTION PLAN

     In 1994 AMLI adopted the Option Plan to provide incentives to attract and retain Trustees, officers and key employees and service providers.
AMLI awarded only 18,000 Options since January 1, 2003, and AMLI does not anticipate awarding additional options in the near future. The summary of the Option Plan set forth below is qualified in its entirety by the text of the Option Plan.

     The Option Plan provides for the grant of options to purchase a specified number of Common Shares or Units ("Options"). Under the Option Plan, the maximum number of Common Shares available for grant and available to be issued upon exchange of Units issued under the Option Plan is equal to 3,450,000 (increased from 1,000,000 in 1998 and from 2,000,000 in 2000 and from 2,850,000 in 2002 pursuant to amendment to the Plan).





     Participants in the Option Plan, who may be AMLI Trustees, officers or employees, or AMLI service providers to, AMLI, its subsidiaries or designated affiliates, will be selected by the Executive Compensation Committee. Approximately 50 Trustees, officers and employees are currently eligible to participate in the Option Plan. The Executive Compensation Committee will also determine the terms of Options granted under the Option Plan including, among other things, the exercise price of Options, whether Incentive Share Options ("ISOs") or non-qualified Options shall be granted, the number of Common Shares or Units subject to each Option and the vesting schedule applicable to each such Option. AMLI Trustees are also eligible to participate but, in the case of Trustees who are not also employees of AMLI, only pursuant to automatic grants set forth in the Option Plan and described under "Compensation of Trustees" below.

     The Executive Compensation Committee may amend any award previously granted, prospectively or retroactively. However, options granted may not be subsequently amended to provide for any change in exercise price. No such amendment may impair the rights of any participant under any award without the consent of such participant (except for any amendment made to cause the Option Plan to qualify for an exemption provided by Rule 16b-3 under the Exchange Act). The Option Plan authorizes the Executive Compensation Committee to grant Options at an exercise price determined by the Executive Compensation Committee. Such price cannot be less than 100% of the fair market value of the Common Shares or Units on the trading date immediately preceding the date on which the Option in respect thereof is granted. Subject to certain limitations regarding real estate investment trust ("REIT") qualification and taxes, with respect to any individual, the aggregate fair market value (determined at the time the Option is granted) of Common Shares with respect to which ISOs may be granted under the Option Plan, which Options are exercisable for the first time during any calendar year, may not exceed $100,000. No Option may be granted or exercised if the grant or exercise of such Option could cause the Company to fail to qualify as a REIT for Federal income tax purposes or to incur additional taxes under Section 857 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price is payable in cash or, pursuant to a 2003 amendment to the Option Plan, a deemed tender of shares held at least one year. The vesting provisions of the Options will be determined by the Executive Compensation Committee, except with regard to Options received by Independent Trustees as described under "Compensation of Trustees" below.

     The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     AMLI's Co-CEOs during 2003 and the four most highly compensated executive officers have received Options under the Option Plan as follows:
Mr. Sweet, 437,000; Mr. Tague, 419,500; Mr. Chapman, 231,000; Mr. Hallsey, none; Mr. Ross, 184,000; and Mr. Cranor, 121,000. No Options were granted to such executive officers in 2003. AMLI's Independent Trustees have received Options as described under "Compensation of Trustees" below.


RESTRICTED SHARE PLAN

     In 2003 AMLI adopted Amendment No. 1 to its Senior Officer Share Acquisition Plan, which it has subsequently renamed the Restricted Share Plan. Awards under this plan have replaced awards pursuant to the Senior Officer Loan Share Purchase Program and, generally in 2003, pursuant to the Option Plan. Subject only to continued employment during the vesting period, employees receiving restricted share awards vest one-third each at the end of the third, fourth and fifth years following each annual award. Participants receive cash compensation equal to dividends that they would have received had the shares not been restricted. Participants are not entitled to vote restricted shares until vesting occurs.







PERFORMANCE INCENTIVE PLAN

     On January 30, 1995, the Board adopted a performance incentive plan (the "Performance Incentive Plan") pursuant to which performance units ("Performance Units") may be awarded to employees of the Operating Partnership and the Service Companies. The Performance Incentive Plan is a form of phantom equity plan, with each Performance Unit awarded under the plan intended to be equal in value to a Unit, the value of which corresponds to the value of a Common Share. The Executive Compensation Committee selects the employees eligible to participate in the Performance Incentive Plan, determines the number of Performance Units, if any, to award to a participant and the terms and conditions of the award, and administers the Performance Incentive Plan. The number of Performance Units held by an employee will be increased proportionally to reflect distributions made with respect to Units, which distributions correspond to dividends paid with respect to Common Shares. Performance Units will become payable to the employee upon determination by the Executive Compensation Committee that the particular performance objectives specified by the Executive Compensation Committee have been met or upon a "change in control" (as defined in the Performance Incentive Plan). Payment on Performance Units will be made in a number of Units equal to the number of eligible Performance Units held by an employee on the payment date, except that Performance Units held by an employee who is subject to Section 16 of the Exchange Act with respect to AMLI will be payable in an amount of cash equal to the fair market value of the Units which would otherwise be paid to such employee. Under the Performance Incentive Plan, the total number of Performance Units available for grant and the total number of Common Shares available to be issued upon exchange of Units issued under the Performance Incentive Plan will be equal to 250,000.

     No Performance Units were awarded to employees and officers of the Operating Partnership and the Service Companies in 2003 or 2002, and AMLI does not anticipate making any future awards of units pursuant to this Plan.

     In December 2003 AMLI agreed to pay cash to all but the five most senior participants in the PIP, in exchange for termination of any future rights and benefits that these thirty participants had pursuant to the PIP.

On January 15, 2004 AMLI paid these thirty plan participants $1,197,000 in full satisfaction of any and all future liabilities of AMLI under the PIP, except those with respect to Mr. Mutz, Mr. Allen, Mr. Sweet, Mr. Tague and Mr. Chapman. AMLI has recorded expense totalling $700,000 over the years 1998 through 2003 for the potential liability under the PIP to these five individuals.


EXECUTIVE SHARE PURCHASE PLAN

     The "Executive Share Purchase Plan" was adopted by the Board effective May 1, 1996 and was approved at the 1996 annual meeting of shareholders. All Trustees who are not employees of AMLI were eligible to participate in the Executive Share Purchase Plan through 1999. Other eligible participants will be officers and employees of AMLI, the Operating Partnership and the Service Companies, designated by AMLI's Executive Compensation Committee.

     Eligible participants who are AMLI officers or employees may elect to purchase Common Shares, and eligible participants who are employees of the Operating Partnership or Service Companies may elect to purchase Units (which the participant is required to exchange immediately for an equal number of Common Shares), during quarterly window periods. A "window period" is the ten business day period commencing on the third business day following AMLI's quarterly public release of earnings. Participants may only purchase Common Shares or Units during one window period in any calendar year. The maximum value of Common Shares or Units which may be purchased is the lesser of $100,000 or 50% of the participant's base salary. The purchase price per Common Share or Unit is 85% of the fair market value of a Common Share or Unit on the trading day immediately preceding the date of purchase.




     Prior to July 2002, participants electing to make purchases under the Executive Share Purchase Plan could elect to receive a loan for up to 80% of the purchase price, provided that, in no event could a participant have more than $200,000 principal amount of loans outstanding under this Plan at any time. These loans bear interest at a fixed rate of 150 basis points over the then current ten-year Treasury bond rate. The Plan has now been amended to preclude the Company from providing or arranging any financings of shares issued pursuant to the Plan subsequent to July 2002.

     The Common Shares may not be sold, assigned, transferred or pledged (except to secure a loan) during the period ending on the earlier of
(i) the fifth anniversary of the purchase date, (ii) the date of a Change in Control of AMLI, or (iii) the date that the participant terminates employment or service on the Board, as applicable. In addition, the Common Shares may not be transferred while they are serving as collateral for a loan under the Executive Share Purchase Plan. Generally, a Change in Control will be deemed to occur upon acquisition of more than 20% of AMLI's voting stock by any party (other than by certain related parties), a merger, sale of substantially all of AMLI's assets, the liquidation of the Company, or the election of Trustees constituting a majority of the Board who were not recommended by the incumbent Trustees.

     During 2003, seven officers acquired a total of 20,486 Common Shares pursuant to this Plan. Total expense recorded in 2003 for the 15% discount, including the Service Companies' shares, was $62,316. At December 31, 2003, the aggregate outstanding balance of recourse loans made pursuant to this Plan was $26,358. See "Security Ownership of Certain Beneficial Owners and Management" below.


SENIOR OFFICER LOAN SHARE PURCHASE PROGRAM

     The Senior Officer Loan Share Purchase Program was replaced in 2002 by the Restricted Share Plan.

     Since 1997, the Executive Compensation Committee of the Board has approved a total of $9,830,795 in recourse loans to the four officers who are also Trustees and fifteen other officers to enable them to acquire on the open market a total of 442,794 of the Company's Common Shares. All 442,794 shares had been acquired by February 28, 2002. These loans bear interest at rates ranging from 3.91% to 6.23% and generally have terms of nine years. The aggregate remaining balances of these loans totalled $2,306,565 at December 31, 2003 and the remaining unpaid amounts of each officer's loans are included in the amounts set forth in the footnotes to the security ownership table. No additional loans will be made by AMLI pursuant to this program.

     Since 1999, the Company has made $3,098,000 of additional loans to 22 Senior Officers of the Company which they used to acquire Company shares on the open market (62,100 shares for $1,297,000 in 1999, 39,876 shares for $881,000 in 2000, and 36,805 shares for $920,000 in 2001). These loans are subject to forgiveness over the five year period commencing December 1999, 2000 or 2001 (based solely on each employee's continued employment with AMLI), as follows: 10% following the end of the second year, an additional 20% following the end of the third year, an additional 35% following the end of the fourth year, and the final 35% at the end of the fifth year.
See "Security Ownership of Certain Beneficial Owners and Management" below.

The aggregate remaining balances of these loans totalled $2,279,723 at December 31, 2003. No additional loans will be made by AMLI pursuant to this program.






INCENTIVE COMPENSATION

     A bonus incentive compensation plan (the "Bonus Plan") is in place for executive and key officers. This program awards bonuses to executive officers and certain other key officers covered under the plan based on the achievement of specified targets and goals for AMLI and the individual officer. The primary targets are based upon annual increases in Funds from Operations (defined as income (loss) before minority interest of Unit holders in the Operating Partnership and extraordinary items plus certain non-cash items, primarily depreciation) per share, Common Share price performance compared to performance of the share price of selected competitors and benchmarking against the economic performance of selected competitors. The amount of bonus is based on a formula determined for each officer based on a range of up to 100% of base compensation. The Executive Compensation Committee may also grant discretionary bonuses to certain officers based upon an assessment of such an officer's performance.

     Bonuses for 2003, 2002 and 2001 for AMLI's most highly compensated executive officers are set forth in the summary compensation table. See "Summary Compensation Table" above.


RETIREMENT SAVINGS PLAN

     AMLI and its affiliates have adopted a joint retirement savings plan (the "Retirement Savings Plan") for their full-time employees. The Retirement Savings Plan is a qualified plan pursuant to Sections 401(a) and 401(k) of the Internal Revenue Code. Employees of AMLI, the Operating Partnership and the Service Companies are generally eligible to participate in the Retirement Savings Plan after one full year of service. Eligible employees may contribute each year up to 15% of their compensation to the Retirement Savings Plan. AMLI or such entity matches each participating employee's annual contributions, to a maximum of $1,000 per employee (increasing to $2,000 per employee effective January 1, 2004). Employees are not vested in AMLI's or such entity's contributions until the third anniversary of their employment.

     As of January 1, 1995 the Retirement Savings Plan was amended to provide for an additional contribution by the Company, the Operating Partnership or one of the Service Companies, as applicable, equal to a percentage determined by management of each eligible employee's compensation. No such contributions were made for any of the three years ended December 31, 2003.

     The employer contributions by AMLI under the Retirement Savings Plan during 2003, 2002 and 2001 for the most highly compensated executive officers of the Company are set forth in footnote (4) to the summary compensation table. See "Summary Compensation Table" above.


COMPENSATION OF TRUSTEES

     In 2003 the Company paid its Independent Trustees at the annual rate of $16,000 (of which $12,000 was represented by newly-issued Common Shares following each dividend record date pursuant to the terms of the Company's Trustee Share Compensation Plan) plus $1,000 for each Board meeting or committee meeting attended. Through 2003 each independent Trustee also received 2,000 Options annually. Commencing in 2000, Mr. Mutz, the Chairman of the Board, and Mr. Allen, the Vice-Chairman of the Board, are paid compensation of $40,000 ($16,000 in cash and $24,000 represented by newly-issued Common Shares) and $30,000 ($12,000 in cash and $18,000 represented by newly-issued Common Shares), in their capacities as Chairman of the Board and Vice-Chairman of the Board. In addition, the Company reimburses all Trustees for expenses incurred in attending meetings. Messrs. Sweet and Tague are not paid any Trustees' fees.





     Pursuant to the Option Plan (described above), Messrs. Heilweil, McConahey, Metz and Schreiber and Ms. Gates were each granted, effective as of the time they became Trustees, and each future Independent Trustee will also be granted, effective as of the Trustee's initial election or appointment, a ten-year Option to acquire 2,000 Common Shares at fair market value on the trading day immediately preceding the date of the grant (in the case of Messrs. Heilweil, McConahey and Schreiber, the initial public offering price of $20.50 per share; in the case of Ms. Gates, $18.00 per share, and in the case of Mr. Metz, $21.025 per share). A Trustee's initial Options are not exercisable until after the first anniversary of the date of grant. The exercise price is payable in cash or, pursuant to a 2003 amendment to the Option Plan, a deemed tender of shares held for at least one year.


NON-COMPETITION AGREEMENTS, EMPLOYMENT AGREEMENTS AND TERMINATION
OF EMPLOYMENT

     The four officers who are also Trustees and 13 other AMLI officers have each entered into an employment agreement which includes a non-competition provision. The non-competition provision of each employment agreement prohibits each officer from engaging directly or indirectly in the multifamily residential property business (as defined) other than on behalf of AMLI during the period the officer is an employee of AMLI and for a period of either 12 months, 18 months, or 24 months from termination of employment. Upon both a change in control of AMLI and a change in circumstance of the employee (as such terms are defined in the agreements), the employment agreements provide for immediate vesting of all previously unvested Options and Performance Units, cash payment equal to one, two or three times average compensation (as defined) and additional cash compensation to each employee who might be subject to excise taxes under
Section 4999 of the Internal Revenue Code so that the Employee receives that amount before the application of income taxes that he would receive if he were not subject to such excise taxes.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no Executive Compensation Committee interlocks or insider participation on the Executive Compensation Committee.


EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board consists of three Trustees who are not employees of the Company, the Operating Partnership or a Service Company, and who are Independent Trustees. The Executive Compensation Committee reviews and approves all remuneration arrangements for the Chairman and Vice Chairman of the Board, the Co-CEOs, and the other officers of the Company (the "Senior Executives"), and administers the Option Plan, the Performance Incentive Plan, the Executive Share Purchase Plan, the Restricted Share Plan, and the Bonus Plan. The Executive Compensation Committee also reviews and adopts or recommends to shareholders the adoption of new employee benefit plans or modifications to existing plans. The Executive Compensation Committee met six times in 2003 and three times in January and February 2004 regarding 2003 compensation matters.

     AMLI's executive compensation program is intended to attract, incentivize, reward and retain experienced and motivated executives who contribute to AMLI's growth. The goal of the Executive Compensation Committee in setting Senior Executive compensation is to align the interests of the executives with those of AMLI's shareholders, focusing on long-term growth of Funds From Operations ("FFO") and increases in shareholder value. The Executive Compensation Committee, in administering




AMLI's executive compensation program, considers recommendations from management and extensive available data concerning executive compensation at other equity real estate investment trusts and companies in other businesses. The Executive Compensation Committee periodically discusses with senior management the cost and desirability of engaging an independent compensation consultant, and elected to do so in 2003 to obtain information relative to administering executive compensation for 2003. The Executive Compensation Committee expects to continue to review this decision annually.

     For 2004, the Committee has discretion to authorize subjective cash bonuses and intends to establish incentives for objective cash bonuses that may be contingent upon, among other things, the Company's achieving certain FFO targets.

     AMLI's executive compensation currently consists of an executive's base salary, cash bonus, discounted purchases under the Executive Share Purchase Plan, and restricted Common Shares under the Amended Senior Officer Share Acquisition Plan.

     BASE SALARY. Executive salary levels are designed to reward Company employees for performing their normal duties. Salary levels are established on the basis of a number of factors including management recommendations, prior salary history with the Company, industry comparables, individual performance and overall Company results. The salaries of the President and the Executive Vice President - Development are being maintained at $300,000 in 2004, the same salaries they were paid in 2003 when they were also co-CEO's. On February 2, 2004 Mr. Mutz was elected CEO at an annual salary rate of $325,000.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. For 2004 the Executive Compensation Committee determined the compensation of Mr. Mutz utilizing the same philosophy and procedures as are applied to other AMLI Senior Executives.

     BONUSES. AMLI's executive officers participate in the Bonus Plan. A portion of the bonus each year is based on pre-established goals concerning growth in FFO and benchmarking Company FFO and stock price performance against those of a group of other multifamily real estate investment trusts. A discretionary portion is also based on achievement of individual job goals and for extraordinary contributions to the Company's results for the past year. Cash bonuses of $199,500 each were paid to the President/Co-CEO and the Executive Vice President/Co-CEO for 2003. Cash bonuses paid to other Senior Executives in 2004 for 2003 performance averaged 18.7% of 2003 base salary.

     OPTIONS. Awards of Options under the Option Plan had been designed to utilize the award of interests in AMLI and the Operating Partnership in order to tie Senior Executive compensation to the creation of shareholder value and allow the Senior Executives to share in AMLI's success. See "Long-Term Incentive Plan Awards" above for a description of the vesting provisions of Performance Units awarded in prior years. No options were awarded during 2003 except for 2,000 Options awarded to each of AMLI's five independent Trustees.

     RESTRICTED SHARES. In 2003 the Committee approved the award of 46,900 restricted Common Shares, and on February 2, 2004 approved the award of 76,050 additional restricted Common Shares under the Amended and Restated Senior Officer Share Acquisition Plan ("Restricted Share Plan") in recognition of the continuing desirability of aligning the interests of management and shareholders.





     It is the Executive Compensation Committee's intention that, so long as it is consistent with the Company's overall compensation objectives, all executive compensation be deductible for Federal income tax purposes.
Section 162(m) of the Internal Revenue Code limits the tax deduction for compensation paid to the Company's Chief Executive Officers and the four most highly compensated officers who are employed at fiscal year end to $1 million per year, unless certain requirements are met. The Company's ability to meet the REIT distribution requirements, and the portion of the Company's distributions which constitute taxable dividend income, rather than return of capital, may be impacted by Section 162(m).

     The Executive Compensation Committee does not believe that any compensation paid by the Company in 2003 would meet the tests under
Section 162(m) for a disallowance of compensation deductions; nor does it presently intend that any such deductions be disallowed in the future. However, the Executive Compensation Committee, in setting future Senior Executive compensation, will continue to consider the long-run interests of the Company, balancing any non-deductibility under Section 162(m) against the need for the Company to adequately compensate its executive officers for services rendered.


                   EXECUTIVE COMPENSATION COMMITTEE

                      John G. Schreiber, Chairman
                            Laura D. Gates
                         Stephen G. McConahey



                  NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating & Governance Committee has a written charter which is available on AMLI's website at www.amli.com.

NOMINATION OF TRUSTEES
----------------------

     Trustees may be nominated by the Board of Trustees or by shareholders in accordance with the Bylaws of AMLI. As a matter of course, the Nominating & Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Trustees. The Nominating & Governance Committee will review all proposed nominees for the Board of Trustees, including those proposed by shareholders, in accordance with its mandate contained in its charter. This will include a review of the person's judgment, experience, independence, understanding of AMLI's business or other related industries and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board of Trustees and the company. The Nominating & Governance Committee will select qualified candidates and review its recommendations with the Board of Trustees, which will decide whether to invite the candidate to be a nominee for election to the Board of Trustees.

     AMLI does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

     Each nominee for election as a Trustee is either an AMLI executive officer or is standing for reelection. If the Nominating & Governance Committee receives a nominee recommendation from a shareholder or group of shareholders that has beneficially owned more than 5% of the company's voting common shares for at least 1 year as of the date of the recommendation, the name of the candidate, the name(s) of the shareholder(s) who recommended the candidate and whether the Nominating & Governance Committee chose to nominate the candidate must be provided, if the consent of both the shareholder and the candidate has been received.





     For a shareholder to submit a candidate for consideration by the Nominating & Governance Committee, a shareholder must notify AMLI's Secretary. In addition, our Bylaws permit shareholders to nominate directors at a shareholder meeting. To make a director nomination at the 2005 Annual Meeting, a shareholder must notify the Company's Secretary not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting, unless the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which event notice must be delivered not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting date or the tenth day following the day on which public announcement of the Annual Meeting date is first made. Notices should be sent to: Secretary, AMLI Residential, 125 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in our Bylaws.

     The notice must set forth:

     . the name, age, business address and residence address of the proposed nominee;

     .     the principal occupation or employment of the proposed nominee;

     . any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

     . any other information the shareholder believes is relevant concerning the proposed nominee;

     . a written consent of the proposed nominee(s) to being named as a nominee and to serve as a Trustee if elected;

     . whether the proposed nominee is going to be nominated at the annual meeting of shareholders or is only being provided for consideration by the Nominating & Governance Committee;

     . the name and record address of the shareholder who is submitting the notice;

     . the class or series and number of AMLI voting shares which are owned of record or beneficially by the shareholder who is submitting the notice;

     . a description of all arrangements or understandings between the shareholder who is submitting the notice and any other person (naming such person) pursuant to which the nomination is being made by the shareholder who is submitting the notice;

     . if the shareholder who is submitting the notice intends to nominate the proposed nominee at the annual meeting of shareholders, a representation that the shareholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice; and

     . any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Trustees pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.




                     COMMUNICATING WITH THE BOARD

     Shareholders may communicate directly with the Board of Trustees and may also direct such communications solely to non-management Trustees. All communications should be directed to AMLI's Secretary at: Secretary, AMLI Residential, 125 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606 and should prominently indicate on the outside of the envelope that it is intended for the Board of Trustees, or for non-management trustees. Each communication intended for the Board of Trustees and received by the Secretary which is related to AMLI's operations and is not otherwise commercial in nature will be promptly forwarded to the specified party following its clearance through normal security procedures. The communication will not be opened, but rather will be forwarded unopened to the intended recipient.


            ATTENDANCE BY MEMBERS OF THE BOARD OF TRUSTEES
                 AT THE ANNUAL MEETING OF SHAREHOLDERS

     AMLI encourages each member of the Board of Trustees to attend each annual meeting of shareholders. All trustees attended the annual meeting of shareholders held on April 28, 2003.







PERFORMANCE GRAPH

     The following line graph compares the change in the Company's cumulative shareholder return on its Common Shares to the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the NAREIT Equity REIT Total Return Index ("NAREIT Index") from December 31, 1998 to December 31, 2003. The graph assumes the investment of $100 in the Company and each of the indices on December 31, 1998 and the reinvestment of all dividends. The return shown on the graph is not necessarily indicative of future performance.


[PERFORMANCE GRAPH]

                                         December 31,
                     -------------------------------------------------
                         1998    1999    2000    2001    2002    2003
                       ------- ------- ------- ------- ------- -------
AMLI
 Residential
 Properties
 Trust. . . . . . . .  $100.00 $ 98.78 $130.85 $144.85 $132.67 $181.46

NAREIT Index. . . . .  $100.00 $ 95.38 $120.53 $137.32 $142.57 $195.51

S&P 500 Index . . . .  $100.00 $121.04 $110.02 $ 96.94 $ 75.52 $ 97.18


     A $100.00 investment in the Company on December 31, 1998, decreased to $98.78 at December 31, 1999, increased to $130.85 at December 31, 2000, increased again to $144.85 at December 2001, decreased to $132.34 at December 2002, and increased to $178.61 at December 31, 2003.

     The NAREIT Index, adjusted to $100.00 at December 31, 1998, decreased to $95.38 at December 31, 1999, increased to $120.53 at December 31, 2000, increased again to $137.32 at December 31, 2001, increased again to $142.57 at December 31, 2002, and increased again to $195.51 at December 31, 2003.

     The S&P 500 Index, adjusted to $100.00 at December 31, 1998, increased to $121.04 at December 31, 1999, decreased to $110.02 at December 31, 1999, decreased again to $96.94 at December 31, 2001, decreased again to $75.52 at December 31, 2002 and increased to $97.18 at December 31, 2003.







            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

THE SERVICE COMPANIES

     Ninety-five percent of the voting common stock of each of the Service Companies (AIA and AMLI Management Company, including AMLI Residential Construction LLC) was owned by AMLI Realty Co. until December 31, 2002, as of which date AMLI Residential Properties, L.P. paid to AMLI Realty Co. $700,000 in cash for all of AMLI Realty Co.'s ownership interests in the Service Companies and for the "AMLI" service mark. Following this transaction, AMLI Residential Properties, L.P. owns in excess of 99% of the Service Companies and has voting control of the Service Companies.

     During 2003 AMLI and AMLI Management Company received $112,140 and $117,811, respectively, in reimbursements from AMLI Realty Co. for the cost of providing certain management and administrative services.


CORPORATE SERVICES AGREEMENT

     Pursuant to a corporate services agreement among the Management Company, AIA, Amrescon, the Operating Partnership and the Company, the Operating Partnership and the Management Company provide various managerial, administrative, accounting, investor relations, and other services related to the operations and administration of the Management Company, AIA, Amrescon, the Operating Partnership and the Company. The corporate services agreement provides for the parties to reimburse the Operating Partnership and the Management Company quarterly for costs incurred with respect to this agreement. The Company, the Management Company, AIA and Amrescon paid $0, $485,733, $160,020 and $357,656, respectively, to the Operating Partnership pursuant to the corporate services agreement in 2003. The Company, the Operating Partnership, AIA and Amrescon paid $0, $1,432,110, $77,540 and $674,568, respectively, to the Management Company pursuant to the corporate services agreement in 2003.

     Unless the Management Company acts in bad faith, is grossly negligent, recklessly disregards its duty, or engages in willful misconduct, the Management Company will have no liability to the Company or the Operating Partnership resulting from the performance of its duties under the corporate services agreement. The Management Company is required to indemnify AIA, Amrescon, the Company and the Operating Partnership for any damages arising out of the Management Company's default under the corporate services agreement or as a result of the Management Company's gross negligence. Similarly, AIA, Amrescon, the Company and the Operating Partnership are obligated to indemnify the Management Company for any damages arising out of their respective defaults under the corporate services agreement or as a result of their gross negligence.





RELATIONSHIPS WITH INDEPENDENT ACCOUNTANTS

     KPMG LLP has been the independent accounting firm that audits the financial statements of AMLI and its subsidiaries since AMLI's inception in 1994.

     The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by KPMG LLP.

     The following table presents fees for professional audit services rendered by KPMG LLP for the audit of AMLI's annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG LLP.

                                                2003        2002
                                             ----------  ----------

     Audit Fees . . . . . . . . . . . . . .  $  769,600     686,200
     Audit-Related Fees . . . . . . . . . .       7,500       7,000
     Tax Fees . . . . . . . . . . . . . . .     285,400     292,100
     All Other Fees . . . . . . . . . . . .       --          --
                                             ----------  ----------
         Total Fees . . . . . . . . . . . .  $1,062,500     985,300
                                             ==========  ==========

In the above table, "audit fees" is comprised of amounts billed by KPMG LLP for professional services for the audit of AMLI's consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Q's, including all services required to comply with Generally Accepted Auditing Standards, comfort letters, audits of co-investment partnerships and review of documents filed with the SEC; "audit-related fees" are fees billed by KPMG LLP for audit and related services that are traditionally performed by KPMG LLP including our employee benefit plan audit, audit services that are not required by statute or regulation and other items reasonably related to the performance of the audit or review of our financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning including services provided to co-investment partnerships.








               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT


     The following table sets forth the beneficial ownership of the Common Shares as of March 1, 2004 for (1) each person who is known to the Company to have been the beneficial owner of more than five percent of the Common Shares outstanding on March 1, 2004, (2) each Trustee of the Company and each executive officer of the Company named in the summary compensation table and (3) the Company's Trustees and executive officers as a group. The number of Common Shares beneficially owned by a person includes the number of Common Shares into which Units or Series B Preferred Shares beneficially owned by the person are exchangeable and convertible and the number of Common Shares for which a person holds an option, exercisable within sixty days of March 1, 2004, to acquire.

                                        COMMON SHARES   PERCENT OF ALL
NAME AND ADDRESS                         BENEFICIALLY   COMMON SHARES
OF BENEFICIAL OWNER (1)                   OWNED (2)           (2)
----------------------                  -------------   --------------

Security Capital Preferred Growth
  Inc. (3). . . . . . . . . . . . . . . . . 4,324,100            17.4%
Security Capital Research and
  Management, Incorporated (3). . . . . . . 1,718,200             7.9%
Deutsche Bank AG (4). . . . . . . . . . . . 3,149,870            14.5%
Cohen and Steers Capital
  Management, Inc. (5). . . . . . . . . . . 2,030,400             9.4%
Morgan Stanley (6). . . . . . . . . . . . . 1,513,043             7.0%
Gregory T. Mutz (7) . . . . . . . . . . . .   364,430             1.7%
John E. Allen (8) . . . . . . . . . . . . .   122,654             0.8%
Allan J. Sweet (9). . . . . . . . . . . . .   206,926             1.0%
Philip N. Tague (10). . . . . . . . . . . .   231,163             1.1%
Laura D. Gates (11) . . . . . . . . . . . .    28,032             0.1%
Marc S. Heilweil (12) . . . . . . . . . . .    21,256             0.1%
Stephen G. McConahey (13) . . . . . . . . .    16,565             0.0%
Adam S. Metz (14) . . . . . . . . . . . . .     2,633             0.1%
John G. Schreiber (15). . . . . . . . . . .    31,642             0.0%
Robert J. Chapman (16). . . . . . . . . . .   134,802             0.6%
Steve F. Hallsey (17) . . . . . . . . . . .       150             0.0%
Stephen C. Ross (18). . . . . . . . . . . .    85,028             0.4%

All Trustees and executive officers
  as a group (14 persons) . . . . . . . . . 1,404,994             6.3%

----------

(1) Unless otherwise noted, the address for each of the persons or entities is 125 South Wacker Drive, Suite 3100, Chicago, Illinois 60606.

(2) Assumes that all Units and Series B Preferred Shares held by the person are exchanged and converted for Common Shares and that none of the Units or Series B Preferred Shares held by other persons are so exchanged or converted and that all options exercisable within sixty days of March 1, 2004 to acquire Common Shares held by the person are exercised and no options to acquire Common Shares held by other persons are exercised.





(3) Information with regard to Security Capital Preferred Growth, Incorporated, 11 South LaSalle Street, Chicago, IL 60603 is based on Amendment No. 1 to Schedule 13G, dated February 13, 2004, as updated for that company's filing on Form 4 dated February 27, 2004. Total shares include AMLI's entire issue of 3,125,000 Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest. The Series B Preferred Shares were issued at a price of $24 per share, are convertible to Common Shares on a one-for-one basis, are non-callable until 2007, and carry an annual dividend equal to the greater of $1.80 per share or the current annual dividend rate on Common Shares, which is currently $1.92 per share.

     Information with regard to Security Capital Research and Management Incorporated, (a registered investment adviser), 11 South LaSalle Street, Chicago, IL 60603, is based solely on Amendment No. 2 to
     Schedule 13G, dated February 13, 2004, as updated for the filing on Form 4 dated February 27, 2004.

(4) Information with regard to Deutsche Bank AG, Taunusanlage 12, D-60325, Frankfurt au Main, Federal Republic of Germany, is based solely on Schedule 13G filed on February 6, 2004 and includes the following:

           Deutsche Bank AG . . . . . . . . . . . . .     1,574,935
           RREEF America, LLC . . . . . . . . . . . .     1,513,800
           Deutsche Bank Trust Company
             Americas . . . . . . . . . . . . . . . .        31,035
           Deutsche Investment Management
             Americas . . . . . . . . . . . . . . . .        30,100
                                                          ---------
                                                          3,149,870
                                                          =========

(5) Information with regard to Cohen & Steers Capital Management, Inc. (an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940), 757 Third Avenue, New York, New York 10017, is based solely on Schedule 13G filed on January 5, 2004.

(6) Information with regard to Morgan Stanley, 1585 Broadway, New York, New York 10036, is based solely on Amendment No. 3 to Schedule 13G dated February 15, 2004. The total of 1,513,043 Common Shares includes 1,407,400 Common Shares held by Morgan Stanley Investment Management, Inc., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

(7) Mr. Mutz, directly and through various trusts and other affiliates, beneficially owned 285,127 Common Shares and 29,087 Units and held 50,216 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Mutz has financed the acquisition of 116,935 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2003 and March 1, 2003 were $944,727; such loan balances totalled $43,874 at March 1, 2004 and bear interest at 6.06%.

(8) Mr. Allen, directly and through affiliates, beneficially owned 117,220 Common Shares and 1,434 Units and held 64,000 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Allen has financed the acquisition of 77,306 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2003 and February 28, 2004 were $233,148; such loan balances totalled $0 at March 1, 2004.





(9) Mr. Sweet, directly and through various trusts and other affiliates, beneficially owned 160,427 Common Shares and 1,833 Units and held 44,666 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Sweet has financed the acquisition of 110,685 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2003 and March 1, 2004 were $770,942; such loan balances totalled $605,971 at March 1, 2004 and bear interest at fixed rates ranging from 3.91% to 6.40%.

(10) Mr. Tague beneficially owned 136,497 Common Shares and held 94,666 currently exercisable Options to acquire Common Shares. Starting in November 1996, Mr. Tague has financed the acquisition of 106,274 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2003 and March 1, 2004 were $707,981; such loan balances totalled $605,971 at March 1, 2004, and bear interest at fixed rates ranging from 3.91% to 6.06%.

(11) Ms. Gates beneficially owned 18,187 Common Shares and held 9,845 currently exercisable Options to acquire Common Shares.

(12) Mr. Heilweil beneficially owned 11,411 Common Shares and held 9,845 currently exercisable Options to acquire Common Shares.

(13) Mr. McConahey beneficially owned 16,565 Common Shares and held no currently exercisable Options to acquire Common Shares.

(14) Mr. Metz beneficially owned 633 Common Shares and held 2,000 currently exercisable Options to acquire Common Shares.

(15) Mr. Schreiber beneficially owned 21,257 Shares and held 10,385 currently exercisable Options to acquire Common Shares.

(16) Mr. Chapman beneficially owned 79,135 Common Shares and held 55,667 currently exercisable options to acquire Common Shares. Starting in December 1997, Mr. Chapman has financed the acquisition of 73,465 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2003 and March 1, 2004 were $767,066; such loan balances totalled $622,978 at March 31, 2004 and bear interest at fixed rates ranging from 3.91% to 6.40%.

(17) Mr. Hallsey beneficially owned 150 Common Shares.

(18) Mr. Ross beneficially owned, directly and through an affiliate, 35,195 Common Shares and held 49,833 currently exercisable Options to acquire Common Shares. Starting in February 1997, Mr. Ross has financed the acquisition of 19,466 Common Shares with recourse loans from the Company. The maximum aggregate loan balances between January 1, 2003 and March 1, 2004 were $356,211; such loan balances totalled $299,303 at March 1, 2004 and bear interest at fixed rates ranging from 3.91% to 7.01%.



                             SECTION 16(A)
               BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Exchange Act requires the Company's Trustees, certain of the Company's officers, and beneficial owners of more than 10 percent of the Company's outstanding Common Shares, to file reports of ownership and changes in ownership of the Company's Common Shares with the Securities and Exchange Commission and to send copies of such reports to the Company. Based solely upon a review of such reports and amendments thereto furnished to the Company and upon written representations of certain of such persons that they were not required to file certain of such reports, the Company believes that no such person failed to file any such report on a timely basis during 2003, except that Forms 4 for each of three June 2003 transactions by Mr. Ross were filed late.





                              PROPOSAL 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS



     The Audit Committee has selected the firm of KPMG LLP as the Company's independent auditors for 2004. A proposal to ratify this appointment will be presented at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting will be necessary to adopt this proposal. For purposes of the vote on this matter, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

     Each valid proxy returned to the Company will be voted for the ratification of the appointment of KPMG LLP as the Company's independent auditors for 2004 unless the proxy specifies otherwise. The Board recommends that shareholders vote FOR the ratification of such appointment.

     The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so.



                         SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the Annual Meeting of shareholders to be held in the year 2005 must be received by AMLI at its principal executive offices on or before November 24, 2004 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

     Shareholder proposals intended to be presented at the annual meeting of shareholders to be held in the year 2005, but not included in its Annual Meeting proxy statement, must be received by the Company's Secretary at its principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the 2004 Annual Meeting of Shareholders, unless the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date, in which event notice must be delivered not less than 60 days nor more than 90 days prior to the 2005 Annual Meeting date or the tenth day following the day on which public announcement of the Annual Meeting date is first made.



                      PROXY SOLICITATION EXPENSE

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of the Company. The Company will also request persons, firms and corporations holding shares beneficially owned by others to send proxy material to, and obtain proxies from, the beneficial owners of such shares and will, upon request, pay the holders' reasonable expenses for doing so.





































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